EXHIBIT 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.001 par value per share, of Neostem, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of December 5, 2008.

RIMASIA CAPITAL PARTNERS, L.P.

By:	RimAsia Capital Partners GP, L.P.
its general partner

By:	RimAsia Capital Partners GP, Ltd.
its general partner

	By:	/s/ Eric H.C. Wei
	Name:	Eric H.C. Wei
	Title:	Director

RIMASIA CAPITAL PARTNERS GP, L.P.

By:	RimAsia Capital Partners GP, Ltd.
its general partner

	By:	/s/ Eric H.C. Wei
	Name:	Eric H.C. Wei
	Title:	Director

RIMASIA CAPITAL PARTNERS GP, LTD.

By:	/s/ Eric H.C. Wei
Name:	Eric H.C. Wei
Title:	Director

/s/ Eric H.C. Wei
Eric H.C. Wei